PROSPECTUS SUPPLEMENT                          FILED PURSUANT TO RULE 424(b)(3)
TO PROSPECTUS DATED AUGUST 7, 2000                   REGISTRATION NO. 333-41848

                           EFFICIENT NETWORKS, INC.

                                 $400,000,000

                5% Convertible Subordinated Notes Due 2005 and
            the Common Stock Issuable Upon Conversion of the Notes

  This prospectus supplement relates to the resale by the selling securityholders of 5% convertible subordinated notes due 2005 of Efficient Networks, Inc. and the shares of common stock of Efficient Networks, Inc. issuable upon the conversion of their notes.

  This prospectus supplement should be read in conjunction with the prospectus dated August 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given to them in the prospectus.

  The following table sets forth information as of the date hereof concerning beneficial ownership of the principal amount of the notes and the underlying common stock beneficially owned by each selling securityholder as listed below. All information concerning beneficial ownership has been supplied to us by the selling securityholders named in the table below.

                          Principal Amount
                           at Maturity of               Number of
                               Notes                    Shares of
                            Beneficially   Percentage  Common Stock Percentage of
                           Owned That May   of Notes   That May Be   Common Stock
          Name                Be Sold      Outstanding   Sold(1)    Outstanding(2)
          ----            ---------------- ----------- ------------ --------------
401 Savings Plan of the
 Chase Manhattan Bank &
 Certified Affiliated
 Coj. ..................        115,000         *            635          *
AFTRA Health Fund.......      2,000,000         *         11,050          *
AIM Strategic Income
 Fund...................      2,000,000         *         11,050          *
Alta Partners Holdings,
 LDC....................      5,969,000        1.5%       32,978          *
Anschutz Foundation.....        150,000         *            829          *
Argent Classic
 Convertible Arbitrage
 Fund (Bermuda) L.P. ...     15,000,000        3.8%       82,873          *
Argent Classic
 Convertible Arbitrage
 Fund L.P. .............      4,000,000         *         22,099          *
Argent Convertible
 Arbitrage Fund Ltd. ...      1,000,000         *          5,525          *
Arkansas Public
 Employees Retirement
 System.................      1,030,000         *          5,691          *
Arkansas Teachers
 Retirement System......      3,512,000         *         19,403          *
Banc of America
 Advisors, Inc./Nation's
 Annuity Trust..........         75,000         *            414          *
Banc of America
 Securities LLC.........      8,550,000        2.1%       47,238          *
Baptist Health of South
 Florida................        212,000         *          1,171          *
BBT Fund, L.P...........     18,000,000        4.5%       99,448          *
BNY Hamilton Equity
 Income Fund............      5,000,000        1.3%       27,624          *
Boston Museum of Fine
 Arts...................        115,000         *            635          *
Brown & Williamson
 Master Retirement
 Trust..................        380,000         *          2,099          *
Brown & Williamson
 Tobacco Master
 Retirement Trust.......        500,000         *          2,762          *
California Public
 Employees' Retirement
 System Nominee Name:
 Surfboard & Co.........      3,000,000         *         16,575          *
Cantor Fitzgerald &
 Company................      4,250,000        1.1%       23,481          *
Canyon Value Realization
 (Cayman) Ltd...........     11,650,000        2.9%       64,365          *
Carnegie Mellon
 University.............        370,000         *          2,044          *
Castle Convertible Fund,
 Inc....................        500,000         *          2,762          *
Champion International
 Corporation............        618,000         *          3,414          *
Children's Medical
 Center.................        200,000         *          1,105          *
Christian Science
 Trustees for Gifts /
 Endowment..............        535,000         *          2,956          *
City of Richmond
 Retirement System......        110,000         *            608          *
City of Worcester
 Retirement System......        150,000         *            829          *
Clinton Riverside
 Convertible Portfolio
 Limited................      2,000,000         *         11,050          *

                          Principal Amount
                           at Maturity of               Number of
                               Notes                    Shares of
                            Beneficially   Percentage  Common Stock Percentage of
                           Owned That May   of Notes   That May Be   Common Stock
          Name                Be Sold      Outstanding   Sold(1)    Outstanding(2)
          ----            ---------------- ----------- ------------ --------------
Commonwealth of
 Pennsylvania Public
 School Employees'
 Retirement System......      2,200,000         *         12,155          *
Cornell University
 Endowment--Domestic
 Sector.................      1,350,000         *          7,459          *
Credit Suisse First
 Boston Corporation.....     37,150,000        9.3%      205,249          *
Dallas Police & Fire
 Pension System.........        800,000         *          4,420          *
David Lipscomb
 University General
 Endowment..............        385,000         *          2,127          *
Delaware Pers...........      1,545,000         *          8,536          *
Delphi Financial Group,
 Inc. ..................        500,000         *          2,762          *
Detroit Edison
 Employees' Retirement
 Trust..................        700,000         *          3,867          *
Detroit Medical Center
 Endowment /
 Depreciation Fund......        120,000         *            663          *
Detroit Medical Center
 Pension Plan...........        230,000         *          1,271          *
Deutsche Bank Securities
 Inc....................      1,500,000         *          8,287          *
Dow Corning Retirement
 Plan...................        250,000         *          1,381          *
EA/Cayman Unit Trust--
 EA/Mackay High Yield
 Cayman Unit Trust......      2,205,000         *         12,182          *
Elf Aquitaine...........        275,000         *          1,519          *
Engineers Joint Pension
 Fund...................        476,000         *          2,630          *
EQAT Alliance Growth &
 Income Account.........     12,915,000        3.2%       71,354          *
EQAT Alliance Growth
 Investors..............      6,950,000        1.7%       38,398          *
Equitable Life Assurance
 Separate Account--
 Balanced...............        380,000         *          2,099          *
Equitable Life Assurance
 Separate Account--
 Convertibles...........      7,745,000        1.9%       42,790          *
Fiduciary Trust Company
 International..........        750,000         *          4,144          *
Fire & Police Pension
 Fund, San Atonio.......        300,000         *          1,657          *
Firemen's Annuity &
 Benefit Fund of
 Chicago--Medium Grade
 Portfolio..............        180,000         *            994          *
Forrestal Funding Master
 Trust..................      5,155,000        1.3%       28,481          *
General Motors Pension
 Fund--High Yield
 Sector.................      1,500,000         *          8,287          *
Goldman Sachs &
 Company................        250,000         *          1,381          *
Granville Capital
 Corporation............      4,000,000         *         22,099          *
Halliburton Company--
 High Yield Sector......        750,000         *          4,144          *
Health Services
 Retirement Plan........        200,000         *          1,105          *
Houston Firemen's Relief
 and Pension Fund "B"...      1,500,000         *          8,287          *
Houston Municipal
 Employees Pension
 System.................      1,250,000         *          6,906          *
HT Insight Convertible
 Securities Fund........        250,000         *          1,381          *
IBM Pension Plan........        410,000         *          2,265          *
ICI American Holdings
 Trust..................        825,000         *          4,558          *
Jeffries & Company......        500,000         *          2,762          *
JMG Capital Partners,
 LP.....................     12,000,000        3.0%       66,298          *
JMG Triton Offshore Fund
 Ltd. ..................     11,055,000        2.8%       61,077          *
KBC Financial Products..      4,000,000         *         22,099          *
Lehman Brothers Inc. ...         50,000         *            276          *

                          Principal Amount
                           at Maturity of               Number of
                               Notes                    Shares of
                            Beneficially   Percentage  Common Stock Percentage of
                           Owned That May   of Notes   That May Be   Common Stock
          Name                Be Sold      Outstanding   Sold(1)    Outstanding(2)
          ----            ---------------- ----------- ------------ --------------
Loomis Sayles Bond
 Fund...................      1,000,000         *          5,525          *
Loomis Sayles High Yield
 Fixed Income Fund......        300,000         *          1,657          *
Loomis Sayles High Yield
 Fund...................        100,000         *            552          *
Loomis Sayles
 International High
 Yield Fund.............        400,000         *          2,210          *
Lyxor Master Fund.......        500,000         *          2,762          *
Maine State Retirement
 System.................      1,350,000         *          7,459          *
Mainstay Convertible
 Fund...................      5,750,000        1.4%       31,768          *
Mainstay Global High
 Yield Fund.............         50,000         *            276          *
Mainstay Funds, on
 behalf of high yield
 Corporate Bond Fund
 Series.................     14,845,000        3.7%       82,017          *
Mainstay Funds, Inc., on
 behalf of its Strategic
 Value Fund.............         50,000         *            276          *
Mainstay Funds, Inc., on
 behalf of its Strategic
 Income Fund............        170,000         *            939          *
Mainstay VP Convertible
 Portfolio..............      2,750,000         *         15,193          *
Mainstay VP Series Fund,
 Inc., on behalf of its
 High Yield Corporate
 Bond Portfolio.........      2,720,000         *         15,028          *
Memphis Light, Gas &
 Water Retirement Fund..      4,405,000        1.1%       24,337          *
MetLife General Motors
 High Yield Pension.....        600,000         *          3,315          *
MetLife Pension DB
 Separate Account 249...        300,000         *          1,657          *
Metropolitan Life Loomis
 Sayles High Yield Bond
 Portfolio..............        760,000         *          4,199          *
Minneapolis Teachers
 Retirement Fund........        550,000         *          3,039          *
Mitsui Life Global
 Umbrella Fund..........        235,000         *          1,298          *
Morgan Stanley & Co.....     10,000,000        2.5%       55,249          *
Morgan Stanley Dean
 Witter Convertible
 Securities Trust.......      5,500,000        1.4%       30,387          *
Morgan Stanley Dean
 Witter Income Builder..      3,000,000         *         16,575          *
Morgan Stanley Dean
 Witter Variable Income
 Builder................      2,000,000         *         11,050          *
Nations Master
 Investment Trust.......        165,000         *            912          *
New York Life Insurance
 Company................     20,500,000        5.1%      113,260          *
New York Life Insurance
 & Annuity Corporation..      2,500,000         *         13,812          *
New York Life Separate
 Account #7.............      2,500,000         *         13,812          *
New York State Electric
 & Gas Corp. Retirement
 Benefit Plan...........        200,000         *          1,105          *
Nicholas-Applegate
 Convertible Fund.......        212,000         *          1,171          *
Nisource Corp Services
 Company................        310,000         *          1,713          *
Norfolk County
 Retirement Board.......        150,000         *            829          *
Oppenheimer Convertible
 Securities Fund........      6,000,000        1.5%       33,149          *
Opportunity Fund, LLC...      1,500,000         *          8,287          *
Oxford, Lord Abbett &
 Company................      2,000,000         *         11,050          *
Pacific Life Insurance
 Company................      1,500,000         *          8,287          *
Partners Healthcare
 System Inc.............         50,000         *            276          *
Partners Healthcare
 System Inc. Pension....        200,000         *          1,105          *
Pension Plan of
 Constellation Energy
 Group, Inc.............        205,000         *          1,133          *

                          Principal Amount
                           at Maturity of               Number of
                               Notes                    Shares of
                            Beneficially   Percentage  Common Stock Percentage of
                           Owned That May   of Notes   That May Be   Common Stock
          Name                Be Sold      Outstanding   Sold(1)    Outstanding(2)
          ----            ---------------- ----------- ------------ --------------
Pension Reserves
 Investment Trust.......      3,250,000         *         17,956          *
Peter & Elizabeth Tower
 Foundation.............         35,000         *            193          *
Physicians Life.........        373,000         *          2,061          *
Pilgrim Convertible
 Fund...................      4,931,000        1.2%       27,243          *
Police Officers Pension
 System of the City of
 Houston................        505,000         *          2,790          *
Policemen's &
 Firefighters'
 Retirement Fund of
 Lexington-Fayette Urban
 Cnty Gvnt..............        110,000         *            608          *
Post Balanced Fund, LP..        500,000         *          2,762          *
Post High Yield, LP.....        500,000         *          2,762          *
Putnam Asset Allocation
 Funds--Balanced
 Portfolio..............        337,000         *          1,862          *
Putnam Asset Allocation
 Funds--Conservative
 Portfolio..............        204,000         *          1,127          *
Putnam Convertible
 Income--Growth Trust...      4,565,000        1.1%       25,221          *
Putnam Convertible
 Opportunities and
 Income Trust...........        119,000         *            657          *
Putnam High Income
 Convertible Bond Fund..        724,000         *          4,000          *
Reliant Energy
 Retirement Plan........      1,050,000         *          5,801          *
Robertson Stephens......     17,000,000        4.3%       93,923          *
San Diego City
 Retirement.............        956,000         *          5,282          *
San Diego County
 Convertible............      2,482,000         *         13,713          *
San Diego County
 Employee's Retirement
 Association............        270,000         *          1,492          *
Scottish Widows Fund &
 Life Assurance
 Society................      1,615,000         *          8,923          *
State of Connecticut
 Fund "F"...............      1,650,000         *          9,116          *
State of Oregon Equity..      6,500,000        1.6%       35,912          *
State of Rhode Island
 Employees Retirement
 System.................      3,220,000         *         17,790          *
Teachers' Retirement
 System of Louisiana....        820,000         *          4,530          *
Teamsters Affiliates
 Pension Plan...........        680,000         *          3,757          *
Teamsters Retirement &
 Family Protection
 Plan...................         35,000         *            193          *
Tennessee Valley
 Authority Retirement
 System.................        970,000         *          5,359          *
The Frist Foundation....      1,220,000         *          6,740          *
The TCW Group, Inc. ....         60,000         *            331          *
The 1199 Health Care
 Employees Pension
 Fund...................        945,000         *          5,221          *
The City of Memphis
 Retirement System......        490,000         *          2,707          *
Ubkam Arbitrage Fund....      6,100,000        1.5%       33,702          *
Ubkam Global High Yield
 Fund...................      5,400,000        1.4%       29,834          *
United Food and
 Commercial Workers Tri-
 State Pension Fund.....        200,000         *          1,105          *
United Mine Workers of
 America Health and
 Retirement Fund........      1,000,000         *          5,525          *
Value Line Convertible
 Fund, Inc..............        500,000         *          2,762          *
Value Realization Fund,
 LP.....................      8,000,000        2.0%       44,199          *

                          Principal Amount
                           at Maturity of               Number of
                               Notes                    Shares of
                            Beneficially   Percentage  Common Stock Percentage of
                           Owned That May   of Notes   That May Be   Common Stock
          Name                Be Sold      Outstanding   Sold(1)    Outstanding(2)
          ----            ---------------- ----------- ------------ --------------
Value Realization Fund
 B, LP..................       450,000          *          2,486          *
Wake Forest University..       906,000          *          5,006          *
Wasserstein Perella
 Securities Inc.........     3,000,000          *         16,575          *
Winchester Convertible
 Plus Ltd...............       410,000          *          2,265          *
Writers Guild--Industry
 Health Fund............       295,000          *          1,630          *
Wyoming State
 Treasurer..............     1,031,000          *          5,696          *
Zeneca Holdings Trust...       790,000          *          4,365          *
Zurich HFR Master Hedge
 Index Ltd..............       400,000          *          2,210          *

--------
*Less than 1%

(1) Assumes conversion of all of the holder's notes at a conversion price of $181.00 per share of common stock. However, this conversion price will be subject to adjustment as described under "Description of Notes--Conversion of Notes" in the prospectus. As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 58,967,351 shares of common stock outstanding as of November 8, 2000. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. However, we did not assume the conversion of any other holder's notes.

  The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7 of the prospectus for information that you should consider before purchasing these securities.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             This Prospectus Supplement is dated December 5, 2000.